Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES FOURTH FISCAL QUARTER AND FULL FISCAL 2015 RESULTS

HILLIARD, Ohio – (May 12, 2015) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the fourth fiscal quarter ended March 31, 2015.

Fourth Fiscal Quarter 2015 Highlights

•	Quarterly net sales increased 14.0% to $207 million

•	Adjusted EBITDA of $16.3 million

•	Adjusted earnings per fully converted share of $0.00

Full Fiscal Year 2015 Highlights

•	Full year net sales increased 10.2% to a record $1,178 million

•	Adjusted EBITDA of $154 million

•	Adjusted earnings per fully converted share of $0.62

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “During the fourth fiscal quarter, net sales increased 14.0% compared to the prior year period. Our results were driven by double-digit growth in our domestic and international markets for both pipe and Allied Products. We also generated solid financial performance for the year, continuing our track record of strong organic revenue growth and healthy EBITDA. For the fiscal year 2015, we generated net sales growth of 10.2% to $1.18 billion and adjusted EBITDA of $154 million. Our strong performance during the year was driven by market share gains as evidenced by our outperformance against the construction end markets we serve, as well as improved performance in Mexico.”

Chlapaty continued, “Looking ahead to 2016, we are confident in our ability to continue outperforming the overall market, as we execute on our strategies of conversion to our products from alternative materials. Overall, we feel very good about our leading market position, the health of the construction end markets we serve, our improved position in Canada following our recent acquisition of Ideal Pipe and our ability to execute against our growth strategy, which we believe provides us with significant opportunities to grow while driving operating leverage over time.” We also believe the outlook for raw material price relief in fiscal year 2016 will prove to be favorable as costs moderate and additional resin production capacity begins to come on line.

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,        HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Fourth Quarter and Full Fiscal Year 2015 Results

Gross profit increased $13.8 million, or 57.9%, to $37.7 million for the fourth fiscal quarter of 2015, compared to $23.9 million for the same period last year. As a percentage of net sales, gross profit was 18.3% compared to 13.2% for the prior year period. The increase in gross margin in the fourth quarter was largely attributed to the net impact of lower ESOP compensation expense in the fourth quarter of fiscal 2015 as compared to the prior year quarter when a large ESOP dividend was paid. Raw material prices were 15.9% higher than the prior year negatively impacting margins offsetting much of the positive impact of higher sales volume for both our Pipe and Allied products in the fourth quarter.

The Company reported Adjusted EBITDA of $16.3 million in the fourth fiscal quarter of 2015 compared to Adjusted EBITDA of $16.4 million. As a percentage of net sales, Adjusted EBITDA was 7.9% in the fourth fiscal quarter compared to 9.1% in the year ago period.

Adjusted Earnings per fully converted share (Non-GAAP) for the fourth fiscal quarter of 2015 was $0.00 per share based on weighted average fully converted shares of 73.4 million, improved from an adjusted loss per fully converted share of ($0.17) per share for the prior year. For the full fiscal year 2015, adjusted earnings per fully converted share totaled $0.62 per share compared to $0.28 per share for the prior year.

A reconciliation of GAAP to Non-GAAP financial measures for adjusted EBITDA and adjusted earnings per fully converted share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the full fiscal year 2015, the Company recorded net cash provided by operating activities of $68.6 million compared to $62.1 million for the same period last year. Long Term Debt was reduced by $54.2 million during the twelve months ended March 31, 2015.

Fiscal Year 2016 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company provided its financial targets for fiscal year 2016. Net sales for fiscal year 2016 are forecasted to be in the range of $1.32 billion to $1.365 billion, while the outlook for adjusted EBITDA is expected to be in the range of $190 to $215 million. Capital expenditures are expected to be approximately $40 million.

Mark Sturgeon, Executive Vice President and Chief Financial Officer of ADS noted, “Our guidance for fiscal year 2016 reflects anticipated overall domestic end market growth of high single digits in non-residential, flat to modest growth in infrastructure, total housing starts of 1.1 to 1.2 million and a decline of mid-single digits in the agriculture market. In addition to organic growth in our core end markets, we also expect to see incremental growth above the market as we continue to execute on our strategies in gaining market share from traditional materials in both our domestic and international segments. Adjusted EBITDA growth is forecasted to be driven

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,        HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

by higher sales volumes, increased operating leverage, and a more favorable cost environment driven by lower raw material and fuel costs, as well as the contribution of a full year of operating results from our Ideal Pipe acquisition in Canada.”

Webcast Information

The Company will host an investor conference call and webcast on Tuesday, May 12, 2015 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-877-317-6789 (US toll-free) or 1-412-317-6789 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 29 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). ADS management uses non-US GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,        HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,        HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands, except per share data)	2014	2015	2014	2015
Net sales	$181,232	$206,624	$1,069,009	$1,177,821
Cost of goods sold	157,327	168,878	856,118	935,483

Gross profit	23,905	37,746	212,891	242,338
Operating expenses:
Selling	22,591	18,815	75,024	77,098
General and administrative	24,124	21,000	78,478	79,930
Gain on sale of business	(490)	(750)	(5,338)	(750)
Intangible amortization	2,836	2,536	11,412	10,171

Income (loss) from operations	(25,156)	(3,855)	53,315	75,889
Other (income) expense:
Interest expense	4,281	3,610	16,141	16,619
Other miscellaneous (income) expense, net	(265)	7,554	133	12,773

Income (loss) before income taxes	(29,172)	(15,019)	37,041	46,497
Income tax (benefit) expense	(18,270)	(6,230)	22,575	16,279
Equity in net loss of unconsolidated affiliates	878	93	1,592	1,164

Net (loss) income	(11,780)	(8,882)	12,874	29,054
Less net income attributable to noncontrolling interest	390	1,082	1,750	2,754

Net (loss) income attributable to ADS	(12,170)	(9,964)	11,124	26,300

Change in fair value of Redeemable Convertible Preferred Stock	6,915	—	(3,979)	(11,054)
Dividends to Redeemable Convertible Preferred Stockholders	(9,501)	(287)	(10,139)	(662)
Dividends paid to unvested restricted stockholders	(394)	(6)	(418)	(11)

Net (loss) income available to common stockholders and participating securities	(15,150)	(10,257)	(3,412)	14,573
Undistributed income allocated to participating securities	—	—	—	(1,183)

Net (loss) income available to common stockholders	$(15,150)	$(10,257)	$(3,412)	$13,390

Weighted average common shares outstanding:
Basic	47,411	53,341	47,277	51,344
Diluted	47,411	53,341	47,277	52,003
Net (loss) income per share:
Basic	$(0.32)	$(0.19)	$(0.07)	$0.26
Diluted	$(0.32)	$(0.19)	$(0.07)	$0.26
Cash dividends declared per share	$1.59	$0.04	$1.68	$0.08

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of March 31,
(Amounts in thousands, except par value)	2014	2015
ASSETS
Current assets:
Cash	$3,931	$3,623
Receivables (less allowance for doubtful accounts of $3,977 and 4,922, respectively)	150,713	155,831
Inventories	260,300	291,791
Deferred income taxes and other current assets	13,555	18,002

Total current assets	428,499	469,247
Property, plant and equipment, net	292,082	308,531
Other assets:
Goodwill	86,297	98,453
Intangible assets, net	66,184	63,029
Other assets	64,533	65,567

Total assets	$937,595	$1,004,827

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$11,153	$9,580
Accounts payable	108,111	111,351
Other accrued liabilities	37,956	44,978
Accrued income taxes	7,372	7,208

Total current liabilities	164,592	173,117
Long-term debt obligation	442,895	390,315
Deferred tax liabilities	69,169	70,281
Other liabilities	15,324	19,894

Total liabilities	691,980	653,607

Mezzanine equity:
Redeemable Common Stock; $0.01 par value: 38,320 and 0 issued and outstanding, respectively	549,119	—
Redeemable Convertible Preferred Stock; $0.01 par value: 47,070 authorized: 44,170 issued: 26,129 and 25,639 outstanding, respectively	291,720	320,490
Deferred compensation – unearned ESOP shares	(197,888)	(217,066)

Total mezzanine equity	642,951	103,424

Stockholders’ equity:
Common stock; $0.01 par value: 148,271 and 1,000,000 authorized: 109,951 and 153,560 issued: 9,141 and 53,522 outstanding, respectively	11,957	12,393
Paid-in capital	22,547	673,154
Common stock in treasury, at cost	(448,439)	(445,065)
Accumulated other comprehensive loss	(5,977)	(12,693)
Retained earnings	—	—

Total ADS stockholders’ equity	(419,912)	227,789
Noncontrolling interest in subsidiaries	22,576	20,007

Total stockholders’ equity	(397,336)	247,796

Total liabilities, mezzanine equity and stockholders’ equity	$937,595	$1,004,827

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Twelve Months Ended March 31,
(Amounts in thousands)	2014	2015
Cash Flows from Operating Activities
Net Income	12,874	29,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,898	55,867
Deferred income taxes	(5,096)	(11,418)
Gain on sale of business	(5,338)	(750)
ESOP and stock based compensation	35,802	18,924
Amortization of deferred financing charges	1,602	1,421
Mark to market adjustments on derivatives	(53)	7,746
Other operating activities	2,470	3,549
Changes in working capital	(36,037)	(35,817)

Net cash provided by operating activities	$62,122	$68,576

Cash Flows from Investing Activities
Capital expenditures	(40,288)	(32,689)
Proceeds from sale of business	8,907	150
Cash paid for acquisitions, net of cash acquired	—	(36,384)
Investment in unconsolidated affiliate	(6,375)	(7,566)
Additions of capitalized software	(3,310)	(3,415)
Other investing activities	(701)	(590)

Net cash used in investing activities	(41,767)	(80,494)

Cash Flows from Financing Activities
Redemption of Redeemable Convertible Preferred Stock	(4,428)	—
Cash dividends paid	(112,747)	(4,804)
Purchase of treasury stock – common	(1,063)	(3)
Payments on CSV life insurance policies	—	(872)
Debt issuance costs	(2,311)	—
Proceeds from Senior Notes	25,000	—
Proceeds from term loan	100,000	—
Payments on term loan	(80,000)	(6,250)
Payments of notes, mortgages, and other debt	(1,942)	(4,903)
Proceeds from Revolving Credit Facility	490,703	389,200
Payments on Revolving Credit Facility	(429,660)	(432,200)
Proceeds from initial public offering of common stock, net of underwriter discounts and commissions	—	79,131
Payments for deferred initial public offering costs	—	(6,499)
Other financing activities	(1,264)	(740)

Net cash (used in) provided by financing activities	(17,712)	12,060

Effect of exchange rate changes on cash and cash equivalents	(73)	(450)

Net change in cash and equivalents	2,570	(308)
Cash and equivalents at beginning of period	1,361	3,931

Cash and equivalents at end of period	$3,931	$3,623

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

SEGMENT REPORTING

(unaudited)

The following table sets forth reportable segment information with respect to the amount of net sales contributed by each class of similar products of our consolidated gross profit in the three and twelve months ended March 31, 2014 and 2015, respectively:

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2014	2015	2014	2015
Domestic
Pipe	116,096	132,623	700,663	771,077
Allied Products	40,966	45,939	234,729	257,120

Total Domestic	$157,062	$178,562	$935,392	$1,028,197

International
Pipe	20,036	24,001	108,162	123,572
Allied Products	4,134	4,061	25,455	26,052

Total International	$24,170	$28,062	133,617	149,624

Total net sales	$181,232	$206,624	$1,069,009	$1,177,821

The following sets forth certain additional financial information attributable to our reportable segments for the three and twelve months ended March 31, 2014, and 2015, respectively:

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2014	2015	2014	2015
Net sales
Domestic	157,062	178,562	935,392	1,028,197
International	24,170	28,062	133,617	149,624

Total	$181,232	$206,624	$1,069,009	$1,177,821

Gross profit
Domestic	17,423	29,399	182,841	212,310
International	6,482	8,347	30,050	30,028

Total	$23,905	$37,746	$212,891	$242,338

Segment Adjusted EBITDA
Domestic	12,913	11,202	131,155	138,500
International	3,529	5,061	15,854	15,110

Total	$16,442	$16,263	$147,009	$153,610

Interest expense, net
Domestic	4,278	3,610	16,093	16,595
International	3	—	48	24

Total	$4,281	$3,610	$16,141	$16,619

Capital expenditures
Domestic	12,363	10,216	36,450	29,873
International	828	996	3,838	2,816

Total	$13,191	$11,212	$40,288	$32,689

Depreciation and amortization
Domestic	12,221	13,117	50,660	50,331
International	1,632	1,760	5,238	5,536

Total	$13,853	$14,877	$55,898	$55,867

Equity in net income (loss) of unconsolidated affiliates
Domestic	191	101	417	413
International	(1,069)	(194)	(2,009)	(1,577)

Total	$(878)	$(93)	$(1,592)	$(1,164)

Reconciliation of Non-GAAP Measures

We present EBITDA and Adjusted EBITDA because they are key metrics used by management and our board of directors to assess our financial performance, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures.

EBITDA is calculated as net income attributable to ADS before interest, income taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before stock-based compensation expense, non-cash charges and certain other expenses.

EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity. They should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. EBITDA and Adjusted EBITDA contain certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as stock based compensation expense, derivative fair value adjustments, and foreign currency transaction losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2014	2015	2014	2015
Net (loss) income attributable to ADS	$(12,170)	$(9,964)	$11,124	$26,300
Depreciation and amortization (a)	14,378	15,482	57,454	58,338
Interest expense, net	4,281	3,610	16,141	16,619
Income tax (benefit) expense	(18,270)	(6,230)	22,575	16,279

EBITDA	(11,781)	2,898	107,294	117,536
Derivative fair value adjustments	(107)	1,529	(53)	7,746
Foreign currency transaction losses	594	6,040	845	5,404
Unconsolidated affiliates interest and tax	(143)	(35)	204	1,138
Management fee to minority interest holder JV	359	348	1,098	1,230
Special dividend compensation	22,624	—	22,624	—
Contingent consideration remeasurement	259	184	259	184
Share-based compensation	2,647	822	5,287	6,780
ESOP deferred compensation	548	4,080	7,891	12,144
Transaction costs (b)	1,442	397	1,560	1,448

Adjusted EBITDA	$16,442	$16,263	$147,009	$153,610

(a)	Includes our proportionate share of depreciation and amortization expense of $525 and $605 for the three months ended March 31, 2014 and 2015, respectively, and $1,556 and $2,471 for the twelve months ended March 31, 2014 and 2015, respectively, related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Consolidated Statements of Income.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

The following table presents a reconciliation of Segment Adjusted EBITDA to Net (Loss) Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

Reconciliation of Segment EBITDA and Adjusted Segment EBITDA to Net (Loss) Income

	Three Months Ended March 31,		Three Months Ended March 31,
(Amounts in thousands)	2014		2015
	Domestic	International	Domestic	International
Net (loss) income attributable to ADS	$(12,751)	$581	$(11,431)	$1,467
Depreciation and amortization (a)	12,369	2,009	13,346	2,136
Interest expense, net	4,278	3	3,610	—
Income tax (benefit) expense	(18,404)	134	(6,667)	437

Segment EBITDA	(14,508)	2,727	(1,142)	4,040
Derivative fair value adjustments	(107)	—	1,301	228
Foreign currency transaction losses	—	594	5,636	404
Unconsolidated affiliates interest and tax	8	(151)	(76)	41
Management fee to minority interest holder JV	—	359	—	348
Special dividend compensation	22,624	—	—	—
Contingent consideration remeasurement	259	—	184	—
Share-based compensation	2,647	—	822	—
ESOP deferred compensation	548	—	4,080	—
Transaction costs (b)	1,442	—	397	—

Segment Adjusted EBITDA	$12,913	$3,529	$11,202	$5,061

(a)	Includes our proportionate share of depreciation and amortization expense of $525 and $605 related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Consolidated Statements of Income for the three months ended March 31, 2014 and 2015, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

Reconciliation of Segment EBITDA and Adjusted Segment EBITDA to Net Income

	Twelve Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2014		2015
	Domestic	International	Domestic	International
Net income attributable to ADS	$6,084	$5,040	$21,688	$4,612
Depreciation and amortization (a)	50,808	6,646	51,209	7,129
Interest expense, net	16,093	48	16,595	24
Income tax expense	20,594	1,981	14,579	1,700

Segment EBITDA	93,579	13,715	104,071	13,465
Derivative fair value adjustments	(53)	—	7,774	(28)
Foreign currency transaction losses (gains)	—	845	5,636	(232)
Unconsolidated affiliates interest and tax	8	196	463	675
Management fee to minority interest holder JV	—	1,098	—	1,230
Special dividend compensation	22,624	—	—	—
Contingent consideration remeasurement	259	—	184	—
Share-based compensation	5,287	—	6,780	—
ESOP deferred compensation	7,891	—	12,144	—
Transaction costs (b)	1,560	—	1,448	—

Segment Adjusted EBITDA	$131,155	$15,854	$138,500	$15,110

(a)	Includes our proportionate share of depreciation and amortization expense of $1,556 and $2,471 related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Consolidated Statements of Income for the twelve months ended March 31, 2014 and 2015, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

Adjusted Earnings per Fully Converted Share, Adjusted Net (Loss) Income and Weighted Average Fully Converted Common Shares Outstanding, which are non-GAAP measures, are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We calculate Adjusted earnings per fully converted share (Non-GAAP), Adjusted Net (Loss) income (Non-GAAP), and Weighted average fully converted common shares outstanding (Non-GAAP), by adjusting our Net (Loss) income available to common shareholders, Net (Loss) income per share – Basic, and Weighted average common shares outstanding – Basic, the most comparable GAAP measures.

To effect this adjustment, we have (1) removed the adjustment for the change in fair value of Redeemable Convertible Preferred Stock classified as mezzanine equity from the numerator of the Net income per share - Basic computation, (2) added back the dividends to Redeemable Convertible Preferred Stockholders and dividends paid to unvested restricted stockholders, (3) made corresponding adjustments to the amount allocated to participating securities under the two-class earnings per share computation method, (4) added back ESOP deferred compensation attributable to the shares of redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings and not deductible for income tax purposes, and (5) added back the one time currency transaction settlement loss directly related to the Ideal Pipe of Canada acquisition completed in the fourth quarter of fiscal 2015.

We have also made adjustments to the Weighted average common shares outstanding – Basic to assume, (1) share conversion of the Redeemable Convertible Preferred Stock to outstanding shares of common stock and (2) add shares of outstanding unvested restricted stock.

Adjusted Earnings Per Fully Converted Share (Non-GAAP) is included in this report because it is a key metric used by management and our board of directors to assess our financial performance. Adjusted Earnings Per Fully Converted Share (Non-GAAP) is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table presents a reconciliation of Adjusted Earnings Per Fully Converted Share (Non-GAAP), and the corresponding Weighted Average Fully Converted Common Shares Outstanding (Non-GAAP) to our Net income per share and corresponding Weighted average common shares outstanding amounts, the most comparable GAAP measure, for each of the periods indicated.

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands, except per share data)	2014	2015	2014	2015
Net (loss) income available to common shareholders	$(15,150)	$(10,257)	$(3,412)	$13,390
Adjustments to net income available to common shareholders:
Change in fair value of Redeemable Convertible Preferred Stock	(6,915)	—	3,979	11,054
Dividends to Redeemable Convertible Preferred Stockholders	9,501	287	10,139	662
Dividends paid to unvested restricted stockholders	394	6	418	11
Undistributed income allocated to participating securities	—	—	—	1,183

Total adjustments to net income available to common shareholders	2,980	293	14,536	12,910

Net (loss) income attributable to ADS	(12,170)	(9,964)	11,124	26,300
Fair value of ESOP Compensation related to Redeemable Convertible Preferred Stock	548	4,080	7,891	12,144
One time currency transaction settlement loss on Ideal Pipe of Canada acquisition	—	5,636	—	5,636

Adjusted net (loss) income (Non-GAAP)	$(11,622)	$(248)	$19,015	$44,080

Weighted Average Common Shares Outstanding – Basic	47,411	53,341	47,277	51,344
Unvested restricted shares	317	208	336	228
Redeemable Convertible Preferred shares	20,105	19,818	20,264	20,029

Total Weighted Average Fully Converted Common Shares Outstanding (Non-GAAP)	67,833	73,367	67,877	71,601

Adjusted (Loss) Earnings Per Fully Converted Share (Non-GAAP)	$(0.17)	$0.00	$0.28	$0.62

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com